Exhibit 99.1

TScan Therapeutics Refinances Existing Convertible Debt Facility

with Term Loan for up to $52.5 Million from Silicon Valley Bank

New non-dilutive structure replaces existing convertible facility maturing in 2026, and extends loan maturity to 2029

WALTHAM, Mass., December 23, 2024 — TScan Therapeutics, Inc. (Nasdaq: TCRX), a clinical-stage biotechnology company focused on the development of T cell receptor (TCR)-engineered T cell (TCR-T) therapies for the treatment of patients with cancer, today announced that it has entered into a term loan facility with Silicon Valley Bank (SVB), a division of First Citizens Bank, for up to $52.5 million. The first tranche of $32.5 million, advanced at loan closing, will be used to retire the existing convertible debt with K2 Health Ventures and the remainder for general corporate purposes.

TScan has the option through June 30, 2026, to draw the second $20.0 million tranche, subject to certain conditions and mutual agreement of TScan and SVB. Borrowings under the term loan facility will bear interest at an annual rate equal to the greater of 7.00%, or the prime rate minus 0.75%, subject to an interest rate cap of 9.75%. The term loans will mature on September 1, 2029, and will be subject to monthly interest-only payments until September 30, 2027, provided the Company achieves certain financial and clinical milestones, otherwise the term loans will mature on September 1, 2028, and the interest-only period will be through September 30, 2026.

“We’re pleased to enter into this non-dilutive agreement with SVB which allows us to significantly extend the interest-only period and maturity of our debt financing, providing TScan with added financial flexibility and liquidity,” said Jason A. Amello, Chief Financial Officer. “With this refinancing, we continue to expect our cash resources to fund our current operating plan into the fourth quarter of 2026. We’re looking forward to working with SVB as we deliver on our critical milestones, advance our mission to bring our potential therapies to patients with cancer, and enhance shareholder value.”

“We’re excited to partner with TScan as they advance their innovative hematology and solid tumor programs,” said Lauren Cole, Managing Director with SVB Life Science and Healthcare Practice. “Silicon Valley Bank is thrilled to provide TScan with this refinancing to support their ongoing development efforts to positively impact patients’ lives.”

Further information with respect to the loan agreement is set forth in a Form 8-K filed by TScan with the Securities and Exchange Commission on December 23, 2024.

About TScan Therapeutics, Inc.

TScan is a clinical-stage biotechnology company focused on the development of T cell receptor (TCR)-engineered T cell (TCR-T) therapies for the treatment of patients with cancer. The Company’s lead TCR-T therapy candidates are in development for the treatment of patients with hematologic malignancies to prevent relapse following allogeneic hematopoietic cell transplantation (the ALLOHATM Phase 1 heme trial). The Company has developed and continues to expand its ImmunoBank, the Company’s repository of therapeutic TCRs that recognize diverse targets and are associated with multiple HLA types, to provide customized multiplex TCR-T therapies for patients with a variety of cancers (the PLEXI-TTM Phase 1 solid tumor trial). The Company is currently enrolling patients into both clinical programs.

About Silicon Valley Bank

Silicon Valley Bank (SVB), a division of First Citizens Bank, is the bank of some of the world’s most innovative companies and investors. SVB provides commercial banking to companies in the technology, life science and healthcare, private equity and venture capital industries. SVB operates in centers of innovation throughout the United States, serving the unique needs of its dynamic clients with deep sector expertise, insights and connections. SVB’s parent company, First Citizens BancShares, Inc. (NASDAQ: FCNCA ), is a top 20 U.S. financial institution with more than $200 billion in assets. First Citizens Bank, Member FDIC. Learn more at svb.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding the Company’s plans, progress, and timing relating to the Company’s hematologic malignancies program, including clinical updates of the ALLOHA Phase 1 heme trial, presentation of data, opening of expansion cohorts, and initiation of registrational trials; the Company’s plans, progress, and timing relating to the Company’s solid tumor program, including, screening, enrolling, and dosing patients, presentation of data, and submission of additional INDs to expand the ImmunoBank; the progress of the hematologic malignancies and solid tumor programs being indicative or predictive of the success of each program; the engagement of CDMO being indicative of successful initiation or support of manufacturing activities or execution of definitive agreements; the Company’s current and future research and development plans or expectations; the structure, timing and success of the Company’s planned preclinical development, submission of INDs, and clinical trials; the potential benefits of any of the Company’s proprietary platforms, multiplexing, or current or future product candidates in treating patients; the Company’s ability to fund its operating plan with its existing cash, cash equivalents, and marketable securities; and the Company’s goals, strategy and anticipated financial performance. TScan intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “plan,” “on track,” or similar expressions or the negative of those terms. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. The express or implied forward-looking statements included in this release are only predictions and are subject to a number of risks, uncertainties and assumptions, including, without limitation: the beneficial characteristics, safety, efficacy, therapeutic effects and potential advantages of TScan’s TCR-T therapy candidates; TScan’s expectations regarding its preclinical studies being predictive of clinical trial results; TScan’s recently approved INDs being indicative or predictive of bringing TScan closer to its goal of providing customized TCR-T therapies to treat patients with cancer; the timing of the launch, initiation, progress, expected results and announcements of TScan’s preclinical studies, clinical trials and its research and development programs; TScan’s ability to enroll patients for its clinical trials within its expected timeline; TScan’s plans relating to developing and commercializing its TCR-T therapy candidates, if approved, including sales strategy; estimates of the size of the addressable market for TScan’s TCR-T therapy candidates; TScan’s manufacturing capabilities and the scalable nature of its manufacturing process; TScan’s estimates regarding expenses, future milestone payments and revenue, capital requirements and needs for additional financing;

TScan’s expectations regarding competition; TScan’s anticipated growth strategies; TScan’s ability to attract or retain key personnel; TScan’s ability to establish and maintain development partnerships and collaborations; TScan’s expectations regarding federal, state and foreign regulatory requirements; TScan’s ability to obtain and maintain intellectual property protection for its proprietary platform technology and our product candidates; the sufficiency of TScan’s existing capital resources to fund its future operating expenses and capital expenditure requirements; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TScan’s most recent Annual Report on Form 10-K and any other filings that TScan has made or may make with the SEC in the future. Any forward-looking statements contained in this release represent TScan’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, TScan explicitly disclaims any obligation to update any forward-looking statements.

Contacts

Heather Savelle

TScan Therapeutics, Inc.

VP, Investor Relations

857-399-9840

hsavelle@tscan.com

Maghan Meyers

Argot Partners

212-600-1902

TScan@argotpartners.com